Exhibit 10.14

LEASE RENEWAL AGREEMENT

THIS LEASE RENWAL AGREEMENT (the “Agreement”) is made this 18th day of March, 2022, by and between EVO Transportation & Energy Services, Inc., a Delaware corporation, (“Tenant”), and HP Lumina, LLC, a Texas limited liability company (“Landlord”).

WITNESSETH

Whereas, Landlord entered into that certain Lease Agreement with Edwards Mail Service, Inc., a Texas Corporation dated as of April 26, 2015, and the Lease was then Assigned, with Landlord’s approval, from Edwards Mail Services, Inc. to ATLANTIC POSTAL SERVICES, INC., a Delaware corporation with the AGREEMENT TO (A) ASSIGN AND ASSUME MASTER LEASE, (B) MODIFY MASTER LEASE (C) ASSIGN AND ASSUME SUBLEASES AND (D) RESOLVE UNPAID LEASE PAYMENTS dated October 4th, 2015, the Lease was then subsequently Assigned, with Landlords approval, to EVO Transportation & Energy Services, Inc., a Delaware corporation with the ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE AND SUBLEASES dated May 26, (the “Lease”), covering the Property as shown on the attached Exhibit “A” of the Lease Agreement (the “Premises”) located at 9318 & 9400 Sprinkle Road, Austin, Texas 78754; and

Whereas, Landlord shall be the owner of the Land & Building; and

Whereas, Landlord and Tenant desire renew the Lease, subject to the terms and provisions contained herein.

Now, Therefore, Landlord and Tenant, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and not withstanding anything contained in the Lease, expressed or implied, to the contrary, covenant and agree as follows:

1.
Defined Terms. Except as otherwise provided herein, all terms with their initial letter capitalized shall have the same meaning herein as such term is defined in the Lease.

2.
Landlord and Tenant desire to renew the Lease under the same terms and conditions as the current Lease. The new Lease Term will commence on May 1, 2022 and end on April 30, 2027. Landlord and Tenant agree that the current expense reimbursement structure shall stay the same for the balance of the new term, but the Article I, r. Monthly Rent will be amended to read:

Monthly Rent:

From the Commencement Date of this renewal through the end of the TWENTY-FOURTH (24th) full calendar month following the Commencement Date (being through April 30, 2024), the Monthly Rent shall be $19,000.00 per month;

For the next TWELVE (12) months (the Third Year - being through April 30, 2025), the Monthly Rent shall be $19,570.00 per month; and

For the next TWELVE (12) months (the Fourth Year - being through April 30, 2026), the Monthly Rent shall be $20,157.00 per month; and

For the next TWELVE (12) months (the Fifth Year - being through April 30, 2027), the Monthly Rent shall be $20,761.00 per month.

3.
Renewal Options. At the end of the Term of the Lease renewal, provided that there is no Event of Default and there is no event or condition which with notice or the lapse of time or both would give rise to an Event of Default, Tenant is hereby granted an option to renew the Lease for two (2) additional five (5) year periods upon the same terms and conditions contained in the Lease with the following exceptions:

A. The renewal option term shall contain no further renewal options unless granted by Landlord in writing;

B. Monthly Rental for the renewal option terms shall be at the prevailing market rental rates for comparable warehouse space in Austin, Texas.

If Tenant desires to renew this Lease, Tenant shall notify Landlord of its intention to renew no later than six (6) months prior to the expiration date of this Lease or Tenant shall lose the option to renew the Lease.

4.
Landlords Approval. Landlord approves Tenants request to stabilize and fence the current grass areas of the property for truck and trailer parking, so long as it is done in a good workman like manor, is at Tenants sole expense, and complies with all the requirements of the City of Austin.

5.
No Further Amendment. Except as specifically provided above, the Lease is in all other respects unchanged, unaltered and unamended and the Lease is in full force and effect.

6. Attachment to the Lease. Landlord and Tenant agree that this Lease Renewal shall be attached to, and made part of, the Lease.

Executed on this 21 th day of March 2022.

LANDLORD: TENANT:

HP Lumina, LLC EVO Transportation & Energy Services, Inc.

a Texas Limited Liability Company a Delaware corporation

/s/ Qiuying Han /s/ Nick Beyer

By: Qiuying Han By: Nick Buyer

Title: Member Title: VP of Procurement